EXHIBIT 10.21

Frankly Media LLC

27-01 Queens Plaza North, Suite 502

Long Island City, NY 11101

Dated as of August 15, 2016

Omar Karim

360A 13th Street

Brooklyn, NY 11215

Re:	Amendment of Employment Agreement

Dear Omar,

Reference is made to the Employment Agreement between you (“Employee”) and Frankly Media, LLC (“Company”) dated 10/14/2015 (the “Agreement”). In exchange for consideration, the receipt and sufficiency of which are hereby acknowledged, when signed below, the Agreement will be amended as follows:

Salary Adjustment – For the period commencing on August 16, 2016 and ending on December 31, 2016, the salary payable to Employee under the Agreement will be reduced from the annual rate of $225,000.00 to the annual rate of $198,333.00. Commencing on January 1, 2017, Employee’s salary rate will return to the $225,000.00 annual rate. The foregoing reduction in salary will not be factored into the calculation of any bonus for which Employee may be eligible.

Except as amended herein, the Agreement will continue in full force and effect.

If the foregoing is acceptable, please return a signed copy of this Amendment to us at your earliest convenience, and we will return a fully-executed copy to you.

Sincerely,

Frankly Media LLC

By:	/s/ John Wilk
Name:	John F. Wilk
Title:	General Counsel

Accepted and Agreed:

/s/ Omar Karim
Omar Karim